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                                                Filed Pursuant to Rule 424(b)(2)
                                                      Registration No. 333-33096

PRICING SUPPLEMENT NO. 1 Dated March 15, 2002 (To Prospectus dated April 18, 2000 and Prospectus Supplement dated January 18, 2002)

                                  $100,000,000

                           WELLS FARGO FINANCIAL, INC.

           SENIOR MEDIUM-TERM NOTES, SERIES D, DUE SEPTEMBER 22, 2003
                                 (Floating Rate)

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
CUSIP Number:                       9497E7AA6
Principal Amount:                   $100,000,000
Issue Price to Public:              100%
Original Issue Date:                March 20, 2002
Maturity Date:                      September 22, 2003
Redeemable on or After:             Not Applicable
Interest Rate Basis:                LIBOR Telerate
Spread or Spread Multiplier:        0.02% (2 basis points)
Index Maturity:                     One month
Currency:                           U.S. Dollars
Initial Interest Rate:              1.92125%
Interest Payment Dates:             On the 22nd of each month and on the stated
                                    maturity date
First Interest Payment Date:        April 22, 2002
Interest Reset Date:                On each Interest Payment Date
Form of Notes:                      Book Entry Only
Method of Distribution:             Agency
Agent:                              Banc of America Securities LLC
Agents' Compensation:               Flat
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